Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

HOST HOTELS & RESORTS, L.P.

(Exact name of obligor as specified in its charter)

Delaware	52-2095412
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Additional Registrants

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number

HMH Rivers, L.P.	Delaware	52-2126158

HMH Marina LLC	Delaware	26-4511519

HMC PLP LLC	Delaware	Not Applicable

HMH Pentagon LP	Delaware	Not Applicable

Airport Hotels LLC	Delaware	Not Applicable

HMC Capital Resources LP	Delaware	26-4510555

YBG Associates LP	Delaware	52-2059377

Host Park Ridge LLC	Delaware	Not Applicable

Host of Boston, Ltd.	Massachusetts	59-0164700

Host of Houston, Ltd.	Texas	52-1874039

Host of Houston 1979 LP	Delaware	95-3552476

Philadelphia Airport Hotel LLC	Delaware	Not Applicable

HMC Suites LLC	Delaware	26-4511316

HMC Suites Limited Partnership	Delaware	52-1632307

Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware	52-6323494

HMC Burlingame LLC	Delaware	26-4510338

HMC Grand LP	Delaware	52-2285954

HMC Hotel Development LP	Delaware	Not Applicable

HMC Mexpark LLC	Delaware	Not Applicable

HMC Polanco LLC	Delaware	Not Applicable

HMC NGL L.P.	Delaware	Not Applicable

HMC OLS I L.P.	Delaware	Not Applicable

HMC Seattle LLC	Delaware	Not Applicable

Host Swiss GP LLC	Delaware	Not Applicable

HMH Restaurants LP	Delaware	26-4511601

HMH Rivers LLC	Delaware	Not Applicable

HMH WTC LLC	Delaware	Not Applicable

Host La Jolla LLC	Delaware	Not Applicable

City Center Hotel Limited Partnership	Minnesota	41-1449758

PM Financial LLC	Delaware	Not Applicable

PM Financial LP	Delaware	52-2131022

HMC Chicago LLC	Delaware	Not Applicable

HMC Desert LLC	Delaware	26-4510605

HMC Diversified LLC	Delaware	Not Applicable

HMC Properties I LLC	Delaware	Not Applicable

HMC Potomac LLC	Delaware	Not Applicable

HMC Manhattan Beach LLC	Delaware	26-4510718

Chesapeake Hotel Limited Partnership	Delaware	52-1373476

HMH General Partner Holdings LLC	Delaware	26-4521901

S.D. Hotels LLC	Delaware	26-4522361

HMC Gateway LP	Delaware	Not Applicable

HMC Market Street LLC	Delaware	Not Applicable

New Market Street LP	Delaware	52-2131023

Host Times Square LP	Delaware	Not Applicable

Times Square GP LLC	Delaware	Not Applicable

HMC Atlanta LLC	Delaware	Not Applicable

Ivy Street LLC	Delaware	Not Applicable

HMC SFO LP	Delaware	26-4511255

Market Street Host LLC	Delaware	52-2091669

HMC Property Leasing LLC	Delaware	Not Applicable

HMC Host Restaurants LLC	Delaware	Not Applicable

HMC HT LP	Delaware	Not Applicable

HMC OLS I LLC	Delaware	Not Applicable

HMC OLS II L.P.	Delaware	Not Applicable

HMC/Interstate Manhattan Beach, L.P.	Delaware	52-2033807

Ameliatel LP	Delaware	58-1861162

HMC Amelia II LLC	Delaware	Not Applicable

Rockledge Hotel LLC	Delaware	Not Applicable

HMC Copley LP	Delaware	Not Applicable

HMC Headhouse Funding LLC	Delaware	Not Applicable

Ivy Street Hopewell LLC	Delaware	Not Applicable

HMC Diversified American Hotels, L.P.	Delaware	52-1646207

Potomac Hotel Limited Partnership	Delaware	52-1240223

HMC AP GP LLC	Delaware	52-2171352

HMC AP LP	Delaware	52-2171371

HMC AP Canada Company	Nova Scotia, Canada	89-8505540

HMC Toronto Airport GP LLC	Delaware	52-2187400

HMC Toronto Airport LP	Delaware	52-2187401

HMC Toronto EC GP LLC	Delaware	52-2187402

HMC Toronto EC LP	Delaware	52-2187404

HMC Charlotte GP LLC	Delaware	52-2171369

HMC Charlotte LP	Delaware	52-2171370

HMC Charlotte (Calgary) Company	Nova Scotia, Canada	86-9552752

Calgary Charlotte Holdings Company	Nova Scotia, Canada	98-0588872

HMC Grace (Calgary) Company	Nova Scotia, Canada	87-1258026

HMC Maui LP	Delaware	Not Applicable

Calgary Charlotte Partnership	Alberta, Canada	98-0588875

HMC Chicago Lakefront LLC	Delaware	Not Applicable

HMC East Side LLC	Delaware	52-2171365

HMC Kea Lani LP	Delaware	Not Applicable

East Side Hotel Associates, L.P.	Delaware	52-1892518

HMC O’Hare Suites Ground LP	Delaware	Not Applicable

HMC Toronto Air Company	Nova Scotia, Canada	89-4596683

HMC Toronto EC Company	Nova Scotia, Canada	12-1597207

HMC Lenox LP	Delaware	Not Applicable

Cincinnati Plaza LLC	Delaware	91-1128920

Host Cincinnati II LLC	Delaware	86-0944822

Host Cincinnati Hotel LLC	Delaware	86-0944821

Host Financing LLC	Delaware	86-0834172

Host Fourth Avenue LLC	Delaware	Not Applicable

Host Indianapolis I LP	Delaware	86-0877687

Host Los Angeles LP	Delaware	95-4591657

Host Mission Hills II LLC	Delaware	86-0944817

Host Mission Hills Hotel LP	Delaware	86-0944816

Host Needham II LLC	Delaware	86-0944813

Host Needham Hotel LP	Delaware	86-0944812

HST LT LLC	Delaware	Not Applicable

HST I LLC	Delaware	Not Applicable

South Coast Host Hotel LP	Delaware	91-0902540

Starlex LP	Delaware	95-4534810

Airport Hotels Houston LLC	Delaware	Not Applicable

BRE/Swiss LP	Delaware	13-3955642

HHR Assets LLC	Delaware	Not Applicable

HHR Harbor Beach LLC	Delaware	Not Applicable

HHR Holdings Cooperatief U.A.	The Netherlands	Not Applicable

HHR Lauderdale Beach Limited Partnership	Delaware	Not Applicable

HHR Singer Island GP LLC	Delaware	Not Applicable

HHR Singer Island Limited Partnership	Delaware	Not Applicable

HMC Cambridge LP	Delaware	Not Applicable

HMC McDowell LP	Delaware	90-0197916

HMC Reston LP	Delaware	26-3876666

Host Atlanta Perimeter Ground GP LLC	Delaware	Not Applicable

Host Atlanta Perimeter Ground LP	Delaware	Not Applicable

Host Cambridge GP LLC	Delaware	Not Applicable

Host Capitol Hill LLC	Delaware	20-5304861

Host City Center GP LLC	Delaware	Not Applicable

Host Copley GP LLC	Delaware	Not Applicable

Host Dallas Quorum Ground GP LLC	Delaware	Not Applicable

Host Dallas Quorum Ground LP	Delaware	Not Applicable

Host GH Atlanta GP LLC	Delaware	Not Applicable

Host Grand GP LLC	Delaware	Not Applicable

Host Indianapolis GP LLC	Delaware	Not Applicable

Host Indianapolis Hotel Member LLC	Delaware	Not Applicable

Host Indianapolis LP	Delaware	Not Applicable

Host Kea Lani GP LLC	Delaware	Not Applicable

Host Kierland GP LLC	Delaware	Not Applicable

Host Kierland LP	Delaware	Not Applicable

Host Lenox Land GP LLC	Delaware	Not Applicable

Host Los Angeles GP LLC	Delaware	Not Applicable

Host Maui GP LLC	Delaware	Not Applicable

Host McDowell GP LLC	Delaware	Not Applicable

Host Moscone GP LLC	Delaware	Not Applicable

Host NY Downtown GP LLC	Delaware	Not Applicable

Host O’Hare Suites Ground GP LLC	Delaware	Not Applicable

Host OP BN GP LLC	Delaware	Not Applicable

Host Pentagon GP LLC	Delaware	Not Applicable

Host Restaurants GP LLC	Delaware	Not Applicable

Host Reston GP LLC	Delaware	Not Applicable

Host SFO GP LLC	Delaware	Not Applicable

Host South Coast GP LLC	Delaware	Not Applicable

Host Tampa GP LLC	Delaware	Not Applicable

Host Times Square GP LLC	Delaware	Not Applicable

Host WNY GP LLC	Delaware	Not Applicable

IHP Holdings Partnership LP	Pennsylvania	23-2906092

Pacific Gateway, Ltd.	California	33-0093873

HHR Rio Holdings LLC	Delaware	Not Applicable

Harbor-Cal, S.D.	California	04-3270940

Harbor-Cal S.D. Partner LLC	Delaware	Not Applicable

HMC Burlingame Hotel L.P.	California	94-3093407

Host San Diego Hotel LLC	Delaware	86-0944814

Host San Diego LLC	Delaware	86-0944815

HHR 42 Associates GP LLC	Delaware	Not Applicable

HHR 42 Associates, L.P.	Delaware	27-4328002

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip code)

5 7/8% Series X Senior Notes due 2019

and Guarantees of 5 7/8% Series X Senior Notes due 2019

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of September, 2011.

THE BANK OF NEW YORK MELLON

By:	/S/ SCOTT KLEIN
	Name:	SCOTT KLEIN
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,600,000
Interest-bearing balances	112,412,000
Securities:
Held-to-maturity securities	4,081,000
Available-for-sale securities	60,446,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	38,000
Securities purchased under agreements to resell	528,000
Loans and lease financing receivables:
Loans and leases held for sale	16,000
Loans and leases, net of unearned income	25,506,000
LESS: Allowance for loan and lease losses	421,000
Loans and leases, net of unearned income and allowance	25,085,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,224,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries and associated companies	1,020,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,439,000
Other intangible assets	1,719,000

Other assets	13,804,000

Total assets	236,330,000

LIABILITIES
Deposits:
In domestic offices	105,635,000
Noninterest-bearing	66,246,000
Interest-bearing	39,389,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	88,801,000
Noninterest-bearing	2,263,000
Interest-bearing	86,538,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,355,000
Securities sold under agreements to repurchase	1,122,000
Trading liabilities	5,930,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,950,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	9,943,000

Total liabilities	219,241,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,656,000
Retained earnings	7,532,000
Accumulated other comprehensive income	-584,000
Other equity capital components	0
Total bank equity capital	16,739,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	17,089,000

Total liabilities and equity capital	236,330,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly Gerald L. Hassell Catherine A. Rein	Directors